Exhibit 99.1

Tesoro Completes Acquisition of Western Refining;

Provides Additional Information on Combined Operations and Synergies

SAN ANTONIO, TEXAS — June 1, 2017 — Tesoro Corporation (NYSE: TSO) (“Tesoro”) and Western Refining, Inc. (NYSE: WNR) (“Western”) announced today that Tesoro has completed its acquisition of Western for a total consideration of approximately $5.8 billion. The strategic combination of the two companies brings together refining, marketing and logistics businesses that form a powerful, integrated value chain with significant marketing and logistics growth opportunities in key areas in the United States. Tesoro and Western first announced Tesoro’s expected acquisition of Western on November 17, 2016. The Company remains committed to achieving the initially announced expected EPS accretion of 10% to 13% in 2018, the first full year of operations of the combined company.

As previously announced today, Tesoro will change its name to Andeavor and Tesoro Logistics LP (NYSE: TLLP) will change its name to Andeavor Logistics on Aug. 1, 2017.

“We are excited about the continued transformation of Tesoro and our acquisition of Western represents another significant milestone in our journey,” said Greg Goff, Chairman and CEO. “Acquiring the business at an attractive price relative to its intrinsic value and the delivery of synergies positions us well to create significant shareholder value. We are well prepared and will immediately move forward with the integration of our companies and capturing synergies. We have evaluated ideas and opportunities to capture synergies over the last few months and are very confident in our ability to achieve our target of $350 to $425 million in annual synergies.”

As previously announced, Greg Goff will continue to serve as Chairman, President and Chief Executive Officer, and Steven Sterin will continue to serve as Executive Vice President, Chief Financial Officer and President, Tesoro Logistics. In addition, Western’s former Executive Chairman, Paul Foster, and Western’s former Chief Executive Officer, Jeff Stevens, will soon join Tesoro’s Board as directors. Tesoro’s headquarters will remain in San Antonio, TX.

SYNERGY UPDATE

Tesoro is confident in delivering an expected $350 to $425 million in annual synergies with this run rate expected to be achieved by June 2019, the second year following the closing of the transaction. This includes approximately $120 to $160 million from value chain optimization, $130 to $140 million from operational improvements and $100 to $125 million from corporate efficiencies. The table below provides some of the specific actions in each of these categories that are expected to drive synergy capture.

Expected Synergies ($ millions)
Value Chain Optimization	120 - 160

Type	Select Synergies

Feedstock supply	Optimizing domestic and Canadian crude oil purchases and resale within expanded refinery and logistics network

Product distribution	Expanding and optimizing product placement in the Southwest and Mid-continent regions of the U.S. and Mexico

Product improvements	Optimizing increased product supply and storage flexibility; utilizing new asphalt capabilities and heavy oils disposition across expanded network

Renewable fuels efficiencies	Increased ability to optimize renewable fuels purchases and transportation

Logistics optimization	Higher utilization of logistics assets across the larger value chain

Energy efficiencies	Increased efficiencies on natural gas and electricity sourcing and utilization

Operational Improvements	130 - 140

Type	Select Synergies

Refinery optimization	Improving operations through increased in-house technical expertise, optimized gasoline blending and increased use of advanced process controls

Material and services sourcing	Purchasing capability through consolidation of vendors on improved terms and conditions

Logistics efficiencies	Optimizing rail and truck operations across expanded system and capturing sourcing efficiencies

Organic growth projects	Early identified, high return refining and logistic opportunities

Retail efficiencies	Leveraging company owned, company operated model to select Tesoro geographies; refreshing SuperAmerica brand

Channel of trade improvements	Optimizing the various marketing outlets across the combined system, including expanding ARCO in the Southwest region

Corporate Efficiencies	100 - 125

Type	Select Synergies

Cost savings	Improving headquarter expenses; leveraging economies of scale in back office support functions; lower combined audit fees, property and casualty premiums, and information technology system costs

Total Estimated Annual Synergies	350 - 425

ANNUAL IMPROVEMENTS TO OPERATING INCOME

Tesoro is committed to creating value for shareholders by continuously improving the business. In 2017, we remain committed to delivering an estimated $475 to $575 million of annual improvements in operating income which is comprised of $395 to $475 million from growth and productivity and $80 to $100 million from higher throughput and other operational improvements. These improvements are expected to consist of $305 to $355 million in Refining, $125 to $150 million in Logistics and $45 to $70 million in Marketing. Through the first five months of the year, the Company is on pace to achieve these goals. These expected annual improvements to operating income exclude the expected synergies from the Western acquisition.

TESORO’S MLP OWNERSHIP AND GROWTH STRATEGY

Tesoro’s Logistics business now consists of its approximate 33% limited partnership ownership interest in Tesoro Logistics LP and ownership of its general partner as well its approximate 53% limited partnership ownership interest of Western Refining Logistics, LP (NYSE: WNRL) and ownership of its general partner. Tesoro recently updated its Schedule 13D beneficial ownership filing with the SEC with respect to TLLP, indicating its intentions to work with the board of directors and management of TLLP to consider, discuss and undertake to negotiate a merger, consolidation or combination (in whatever form) of assets held by and securities issued by TLLP and its affiliates and assets held by and securities issued by WNRL and its affiliates and to consider, discuss, and undertake to negotiate changes to the capital structure of TLLP, including with respect to incentive distribution rights. The Company is committed to growing the value of the combined logistics portfolio and its current logistics growth strategy will be deployed across the expanded business. Tesoro expects to use the parent company’s strong operating and execution capability to enhance the portfolio of opportunities in the high-growth Permian and other attractive crude oil basins. This will include investments in crude oil gathering and storage, as well as natural gas gathering and processing.

UPDATED 2017 CAPITAL EXPENDITURES GUIDANCE

Tesoro now expects total capital expenditures of approximately $1.35 billion, consisting of approximately $1.0 billion at Tesoro, $325 million at TLLP and $25 million at WNRL. Turnaround expenditures for the full year 2017 are expected to be approximately $465 million. Capital expenditures and turnaround expenditures for 2017 include the full year spend for Tesoro and seven months, June through December 2017, for the acquired business.

CAPITAL ALLOCATION AND BALANCE SHEET

Tesoro’s highly integrated business and financial discipline deliver strong cash flows providing growth in shareholder value through investments in high-return capital projects, and returning cash to shareholders in the form of dividends and share repurchases. Tesoro previously announced an increase to its share repurchase authorization by $1.0 billion to over $2.0 billion in total.

The Company is committed to maintaining a strong balance sheet and credit metrics and believes it is positioned to achieve an investment grade credit rating from Standard & Poor’s, who in November 2016 placed Tesoro on CreditWatch with positive implications, indicating that after the transaction closes, the agency would consider assigning Tesoro a “BBB-“credit rating. Also, in February 2017, Fitch Ratings assigned a first-time Long-Term Issuer Default Rating of BBB- to both Tesoro and TLLP, marking the companies’ inaugural investment grade credit ratings. Tesoro’s current quarterly dividend is $0.55 per share (or $2.20 per share annualized) and the Company remains focused on growing dividends commensurate with the growth of the Company.

In summary, Tesoro is well positioned to deliver exceptional value to shareholders from the attractive acquisition of Western; delivering expected annual synergies of $350 to $425 million; the delivery of an expected $475 to $575 million of annual improvements in operating income in 2017; expected improvements to the capital structure of TLLP; and the commitment to create value through the growth of the combined logistics business.

REPORTING STRUCTURE AND TESORO INDEX

Additional information regarding Tesoro’s updated reporting structure and future updates to the Tesoro Index can be found on the Investor Relations portion of the Company’s website at http://www.tsocorp.com.

About Tesoro Corporation

Tesoro Corporation, soon to become Andeavor, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates 10 refineries in the western United States with a combined capacity of over 1.1 million barrels per day and ownership in a logistics business, which includes interest in Tesoro Logistics LP (NYSE: TLLP) and Western Refining Logistics, LP (NYSE: WNRL) and ownership of their general partners. Tesoro’s retail-marketing system includes approximately 3,000 retail stations marketed under multiple well-known fuel brands, including ARCO®, SuperAmerica®, Shell®, Exxon®, Mobil®, Conoco®, Tesoro®, USA Gasoline™ and Giant®.

FORWARD LOOKING STATEMENTS

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Tesoro’s business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions; our ability to realize the anticipated benefits of the acquisition of Western within the expected time frame, and efficiently integrate Western’s operations; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend Tesoro may pay, the risk associated with any transaction involving TLLP and WNRL and that any expected benefit from such transaction will not be realized, the risk that discussions concerning a potential transaction and/or changes to the TLLP capital structure may be terminated, the risk that any discussions that may occur between TLLP, WNRL, their respective general partners and Tesoro will not result in the delivery of a proposal or entry into a definitive agreement, the risk that even if such a definitive agreement is reached, such agreement will not result in the consummation of a transaction, or will not result in any changes to the TLLP capital structure, including with respect to incentive distribution rights, and other factors. All such factors are difficult to predict and are beyond Tesoro’s control, including those detailed in Tesoro’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and registration statement on Form S-4 filed with the SEC on December 14, 2016, as amended (the “Form S-4”) that are available on its website at http://www.tsocorp.com and on the SEC’s website at http://www.sec.gov. Although we believe that the expectations reflected in the forward-

looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contacts:

Investors:

Brian Randecker, Investor Relations, (210) 626-4757

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702